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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

The Board of Directors of The Navigators Group, Inc.

        We consent to the use of our report dated March 11, 2002, included in the Navigators Group, Inc. Form 10-K for the year ended December 31, 2001 incorporated herein by reference in this Registration Statement on Form S-8.

                        /s/ KPMG LLP

New York, New York
July 23, 2002.

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INDEPENDENT AUDITOR'S CONSENT